As filed with the Securities and Exchange Commission on August ___, 2000
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            MCB FINANCIAL CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                   California
         (State or other jurisdiction of incorporation or organization)


                                   68-0300300
                                   ----------
                     (I.R.S. Employer Identification Number)

      1248 Fifth Avenue, San Rafael, California                     94901
      -----------------------------------------                     -----
       (Address of principal executive offices)                  (Zip Code)


                MCB Financial Corporation 1999 Stock Option Plan
                Marin Community Bank, N.A. 1989 Stock Option Plan
                -------------------------------------------------
                            (Full Title of the Plan)

                                 Charles O. Hall
                      President and Chief Executive Officer
                1248 Fifth Avenue, San Rafael, California, 94901
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (415) 459-2265
                                 --------------
           Telephone Number, Including Area Code, of Agent For Service



                         CALCULATION OF REGISTRATION FEE
----------------------- -------------- --------------------- -------------------- ------------------
Title Of Securities
To Be Registered        Amount         Proposed Maximum       Proposed Maximum    Amount Of
                        To Be          Offering Price Per     Aggregate Offering  Registration Fee
                        Registered     Share 1/               Price 2/
                                              -
----------------------- -------------- --------------------- -------------------- ------------------
MCB Financial
Corporation 1999        415,485                 $8.03            (see below)         (see below)
Stock Option Plan       shares
----------------------- -------------- --------------------- -------------------- ------------------
Marin Community Bank,
N.A. 1989 Stock         218,178                 $8.03            $5,088.314 2/       $1,343.31 2/
Option Plan             shares
----------------------- -------------- --------------------- -------------------- ------------------

1/ Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) based on the average of the high and low prices of the Company's common stock as reported on the American Stock Exchange on August 24, 2000. In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends and in accordance with Rule 416(b).

2/      Calculated on the basis of the maximum aggregate offering  price of  all the securities listed, pursuant to Rule 457(o).





                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this registration statement the following documents:

         1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000;

         3) The description of the Common Stock set forth in the Registration Statement on Form 8-A under Section 12(g) of the Exchange Act filed November 18, 1999 and any future amendment or report filed for the purpose of updating such description; and

         4) The description of Preferred Stock Purchase Rights in the Registration Statement on Form 8-A under Section 12(g) of the Exchange Act filed January 25, 1999 and any future amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission after the date of this Prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the Company files a post-effective amendment which reports that all securities offered in this Prospectus have been sold, or to deregister all unsold securities, shall also be deemed to be incorporated by reference and to be part of this Prospectus from the dates we file each of those documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


         The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under the California Corporation Law. Pursuant to California law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,
(ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Section 317 of the California Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against judgments, fines, settlements and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that such rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, if inconsistent with the articles of incorporation, bylaws, shareholder resolutions or an agreement which prohibits or limits indemnification.

         With respect to all proceedings other than shareholder derivative actions, Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (i) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, except to the extent the court approves indemnification of expenses; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by Section 317, a corporation is obligated by
Section 317 to indemnify such person against expenses actually and reasonably incurred in connection with the proceeding.

         The Company's Articles of Incorporation and Bylaws provide indemnification to fullest extent permissible under California law, subject to certain limitations and the Bylaws authorize the Company to enter into indemnity agreements with its directors and officers. Although the Company has not entered into any such indemnity agreements, its subsidiary Metro Commerce Bank has done so with certain of its directors and officers.

         FDIC regulations prohibit the indemnification by insured banks and their holding companies of their directors, officers and other institution-affiliated persons for that portion of the costs sustained with regard to an administrative or civil enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which a director, officer or other party is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured institution or required to cease and desist from or to take an affirmative action under the Federal Deposit Insurance Act. This regulation permits an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution's Board of Directors, in good faith, determines that the individual acted in good faith and in a manner that he or she believed to be in the best interests of the institution and that the payment of indemnification will not adversely affect the institution's safety and soundness. The director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from certain institutional activity.

         The  Registrant  also  maintains  officers  and  director's   liability
insurance in the amount of $4,000,000.

         Under the Marin Community Bank, N.A. 1989 Stock Option Plan, the Company indemnifies the directors against liabilities arising from their duties in connection with administration of the Plan, unless a director engaged in willful misconduct or gross negligence, and pays expenses, judgments and fines provided the director acted in good faith, and reasonably believed his or her actions were within the scope of employment or authority and for a purpose reasonably believed to be in the best interests of the Company (and, in the case of a criminal proceeding, the director had no reasonable cause to believe the conduct was unlawful). The indemnification provision does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index attached hereto is incorporated by reference.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus  required   by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the  prospectus any  facts  or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To  include  any  material  information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on August 24, 2000.

                            MCB FINANCIAL CORPORATION



                            By:/s/Charles O. Hall
                               ----------------------------------------
                                  Charles O. Hall
                                  President and Chief Executive Officer

                                POWER OF ATTORNEY

         The officers and directors of MCB Financial Corporation whose signatures appear below hereby constitute and appoint Charles O. Hall and Patrick E. Phelan, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2000.


SIGNATURE                                       TITLE


/s/Charles O. Hall                              Director; President and Chief
------------------                              Executive Officer
Charles O. Hall                                 (Principal Executive Officer)


/s/ Patrick E. Phelan                           Chief Financial Officer
---------------------                           (Principal Financial
Patrick E. Phelan                               and Accounting Officer)


/s/ Timothy J. Jorstad                          Chairman; Director
----------------------
Timothy J. Jorstad

/s/ John Cavallucci                             Director
-------------------
John Cavallucci

/s/ Catherine H. Munson                         Director
-----------------------
Catherine H. Munson

SIGNATURE                                       TITLE




/s/ Edward P. Tarrant                           Director
---------------------
Edward P. Tarrant

/s/ Randall J. Verrue                           Director
---------------------
Randall J. Verrue

                                  EXHIBIT LIST


4.1      Restated  Articles  of  Incorporation  (incorporated  by  reference  to
         Exhibit 3(a) of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998*)

4.2 Bylaws (incorporated by reference to the registrant's registration statement on Form S-4 (File No. 33- 61720, filed April 28, 1993))

4.3 MCB Financial Corporation 1999 Stock Option Plan (incorporated by reference to Exhibit A of the Company's Proxy Statement dated April 26, 1999*)

4.4 Marin Community Bank, N.A. 1989 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-4 (File No. 33-76832).

5        Opinion of counsel as to the legality of securities being registered

23.1     Consent of counsel (included in Exhibit 5)

23.2     Consent of independent auditors

24 Power of attorney (included in signature page of this registration statement)

---------------------
*        File No. 001-15479